                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Walden Residential Properties, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                      WALDEN RESIDENTIAL PROPERTIES, INC.
                              5080 SPECTRUM DRIVE
                                SUITE 1000 EAST
                              DALLAS, TEXAS  75248
                                 (972) 788-0510

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 4, 1998

To the Stockholders of
Walden Residential Properties, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Walden Residential Properties, Inc., a Maryland corporation (the "Company"), will be held at the Hotel Inter-Continental, 15201 Dallas Parkway, Dallas, Texas on June 4, 1998, at 10:00 a.m. local time, for the following purposes:

         1. The election of one director to hold office for a term expiring at the 1999 annual meeting of stockholders, the election of one director to hold office for a term expiring at the 2000 annual meeting of stockholders and the election of four directors to hold office for terms expiring at the 2001 annual meeting of stockholders,

         2. To ratify Deloitte & Touche LLP as the Company's independent auditors; and

         3. To transact such other business as may properly come before the Annual Meeting.

It is desirable that as large a proportion as possible of the stockholders' interests be represented at the Annual Meeting. Whether or not you plan to be present at the Annual Meeting, you are requested to sign and return the enclosed proxy in the envelope provided so that your stock will be represented. The giving of such proxy will not affect your right to vote in person should you later decide to attend the Annual Meeting. Please date and sign the enclosed proxy and return it promptly in the enclosed envelope.

Copies of the Proxy Statement relating to the Annual Meeting and the Annual Report outlining the Company's operations for the year ended December 31, 1997 accompany this Notice of Annual Meeting of Stockholders.

Only holders of record of the Common Stock of the Company at the close of business on April 15, 1998 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof, notwithstanding any transfer of the Common Stock on the books of the Company after such record date.

                                        By Order of the Board of Directors,



                                        EDWARD H. HATZENBUEHLER
                                        Secretary
Dallas, Texas
April 27, 1998

                      WALDEN RESIDENTIAL PROPERTIES, INC.
                              5080 SPECTRUM DRIVE
                                SUITE 1000 EAST
                              DALLAS, TEXAS  75248


                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 4, 1998

         This Proxy Statement and the accompanying proxy card, Notice of Annual Meeting of Stockholders and letter to stockholders are first being mailed to holders (the "Stockholders") of the common stock, par value $.01 per share (the "Common Stock"), of Walden Residential Properties, Inc., a Maryland corporation (the "Company"), on or about April 27, 1998, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board of Directors") to be exercised at the Annual Meeting of Stockholders (the "Meeting") to be held at the Hotel Inter-Continental, 15201 Dallas Parkway, Dallas, Texas, on Thursday, June 4, 1998, at 10:00 a.m.

         At the Meeting, the Stockholders will be asked to consider and vote on the following proposals (collectively, the "Proposals"):

         (i) The election of one director to hold office for a term expiring at the 1999 annual meeting of stockholders, the election of one director to hold office for a term expiring at the 2000 annual meeting of stockholders and the election of four directors to hold office for terms expiring at the 2001 annual meeting of stockholders,

         (ii) The approval and ratification of the selection of Deloitte & Touche LLP ("Deloitte & Touche") by the Board of Directors as independent auditors for the fiscal year ending December 31, 1998 and

         (iii)   Such other business as may properly come before the Meeting.

The Board of Directors does not know of any other matter that is to come before the Meeting. If any other matters are properly presented for consideration, however, the persons authorized by the enclosed proxy will have discretion to vote on such matters in accordance with their best judgment.

         Only Stockholders of record as of the close of business on April 15, 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting or any adjournments thereof. As of the close of business on the Record Date, there were 18,628,562 shares of Common Stock, issued and outstanding and entitled to vote. The Common Stock constitutes the only class of capital stock of the Company issued and outstanding entitled to vote at the Meeting. Each Stockholder of record on the Record Date is entitled to one vote for each share of Common Stock held. A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Meeting; however, if a quorum is not present or represented at the Meeting, the Stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the Meeting from time to time, without notice, other than by announcement at the Meeting, until a quorum is present or represented. At any such adjourned Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Meeting.

         Each share of Common Stock may be voted to elect up to six individuals (the number of directors to be elected) as directors of the Company. To be elected, each nominee for director must receive a plurality of the votes cast by the shares of Common Stock entitled to vote at a meeting at which a quorum is present. It is intended that, unless authorization to vote for one or more nominees for director is withheld, proxies will be voted FOR the election of all of the nominees named in this Proxy Statement. Approval of a majority of the shares of Common Stock represented and voting at the Meeting will be necessary for the ratification of the Board of Directors' selection of Deloitte & Touche as independent auditors for the fiscal year ending December 31, 1998.

         Votes cast by proxy or in person will be counted by one or more persons appointed by the Company to act as inspectors for the Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. For purposes of the Proposals to elect directors and ratify Deloitte & Touche, abstentions will not be counted as votes cast and will have no effect on the result of the vote on such Proposals.

         Broker non-votes occur where a broker holding stock in street name votes the shares on some matters but not others. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owner of the stock but are not permitted to vote on non-routine matters. The missing votes on non-routine matters are deemed to be "broker non-votes." The election inspectors will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

         Stockholders are urged to sign the accompanying form of proxy, solicited on behalf of the Board of Directors, and, immediately after reviewing the information contained in this Proxy Statement and in the Annual Report outlining the Company's operations for the fiscal year ended December 31, 1997, return it in the envelope provided for that purpose. Valid proxies will be voted at the Meeting and any adjournment or adjournments thereof in the manner specified therein. If no directions are given but proxies are executed in the manner set forth therein, such proxies will be voted FOR the election of the nominees for director set forth in this Proxy Statement and FOR the ratification of the selection of Deloitte & Touche as the Company's independent auditors for the fiscal year ending December 31, 1998. Any Stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by giving written notice to the Secretary of the Company of such revocation, voting in person at the Meeting or executing and delivering to the Secretary of the Company a later-dated proxy.

         Each of the directors and executive officers of the Company has informed the Company that he or she will vote all of his or her shares of Common Stock in favor of all of the Proposals.

                           I.  ELECTION OF DIRECTORS

         The Bylaws of the Company provide that the number of directors of the Company shall be as set forth in the Company's Articles of Incorporation, as amended (the "Articles"), or as may be established by the Board of Directors but may not be fewer than the number required under the Maryland General Corporation Law nor more than 15 members. The current Board of Directors consists of eleven members. At the Meeting, four directors, Mark S. Dillinger, Francesco Galesi, Michael E. Masterson and J. Otis Winters, are to be elected to hold office until the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualify. In addition, two other directors, Robert L. Honstein and Maxwell B. Drever, who were appointed as directors of the Company by the Board of Directors in October 1997, are to be elected to hold office until the annual meeting of stockholders held in the first and second years following their election, respectively, and until their successors are elected and qualify. Each of the nominees has consented to serve as a director if elected. If any of the nominees shall become unable or unwilling to stand for election as a director (an event not now anticipated by the Board of Directors), proxies will be voted for such substitute as shall be designated by the Board of Directors. The following table sets forth for each nominee for election as a director of the Company, his or her age, principal occupation, position with the Company, if any, and certain other information. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

     NAME                 AGE                      PRINCIPAL OCCUPATION                        DIRECTOR SINCE
     ----                 ---                      --------------------                        --------------
 Mark S. Dillinger        46       Mr. Dillinger has been the Executive Vice President           October 1993
                                   and Chief Financial Officer of the Company since
                                   October 1993.  Mr. Dillinger joined The Walden
                                   Group, Inc. ("Walden Group"), one of the Company's
                                   predecessor entities, in 1982 and has served as
                                   Executive Vice President and the Chief Financial
                                   Officer of Walden Group since 1987.  Mr. Dillinger
                                   is a member of the American Institute of Certified
                                   Public Accountants, the National Association of
                                   Real Estate Investment Trusts and the National
                                   Multi-Housing Council.

 Maxwell B. Drever        57       Mr. Drever has been Chairman Emeritus and a                   October 1997
                                   director of the Company since October 1997.  From
                                   1985 until October 1997, Mr. Drever was Chairman of
                                   Drever Properties, Inc. ("Drever"), which along
                                   with certain of its affiliates, was the general
                                   partner of the partnerships from which the Company
                                   acquired a 79 property portfolio consisting of
                                   approximately 18,100 apartment units.  In his
                                   capacity as Chairman of Drever, he set company
                                   policies and devised strategies relevant to the
                                   acquisition, enhancement and management of Drever's
                                   79 apartment properties in Texas, Georgia, Arizona
                                   and California.  From 1970 to 1985, Mr. Drever was
                                   President of Drever, McIntosh, Inc., acquiring,
                                   refurbishing and managing 60 projects in Seattle,
                                   Memphis, Columbus, Tampa and other comparable
                                   cities.  Mr. Drever is a Director of the National
                                   Multi Housing council and a Full Member of the
                                   Urban Land Institute.

 Francesco Galesi         67       Mr. Galesi has been the Chairman of the Board and                June 1995
                                   sole equity holder of each entity constituting the
                                   Galesi Group since 1969.  The Galesi Group consists
                                   of a group of privately owned entities that invest
                                   in real estate, telecommunications and
                                   manufacturing.  These entities own and develop
                                   townhome developments and apartment complexes
                                   located in Florida, Texas, Georgia and Colorado,
                                   office buildings in New York and Texas and 10
                                   million square feet of industrial parks.  Mr.
                                   Galesi currently serves on the Board of Director of
                                   LDDS WORLDCOM, the fourth largest long distance
                                   telephone company.  In 1978, Mr. Galesi received
                                   the Award of Achievement from President Carter for
                                   his contribution to economic development in the
                                   United States.

     NAME                 AGE                      PRINCIPAL OCCUPATION                        DIRECTOR SINCE
     ----                 ---                      --------------------                        --------------
 Robert L. Honstein       42       Mr. Honstein has been a director of the Company               October 1997
                                   since October 1997.  Mr. Honstein has been a member
                                   of Nassau Capital L.L.C., the investment manager
                                   for private investments of Princeton University's
                                   endowment, since 1995.  Prior thereto, Mr. Honstein
                                   was a Vice President at Princeton University
                                   Investment Company where he focused on the real
                                   estate investing nationwide for Princeton
                                   University's endowment from 1991 to 1995.  Before
                                   Princeton, he was partner at Matrix Development
                                   Group, a commercial and industrial real estate
                                   development firm in New Jersey.  Mr. Honstein
                                   serves as a Director of Corporate Realty Investment
                                   Company and Affordable Residential Communities.

 Michael E. Masterson     55       Mr. Masterson has been Chairman of the Board and a            October 1997
                                   director of the Company since October 1997.  Prior
                                   thereto, Mr. Masterson was Executive Vice President
                                   of Drever from 1989 to 1992 and President of Drever
                                   from 1992 to October 1997.  As President of Drever,
                                   Mr. Masterson was responsible for the overall
                                   administration of Drever and its subsidiaries, he
                                   coordinated institutional financing and oversaw the
                                   several joint ventures in which institutions are
                                   investors.  From 1986 to 1989, he was President of
                                   Asset Development and Management, Inc. in San
                                   Francisco, a company charged with the management of
                                   a major portion of the commercial REO portfolio of
                                   BA Properties I, a subsidiary of Bank of America.
                                   Prior to that (1984-1988), Mr. Masterson held the
                                   positions of Executive Vice President and
                                   President, respectively, of The Innisfree Companies
                                   and IMG Financial of Sausalito, major San Francisco
                                   Bay Area real estate development and marketing
                                   concerns.  His projects have won numerous awards,
                                   including the U.S. Department of Energy National
                                   Energy Award, awards from the City and County of
                                   Honolulu and the Pacific Coast Builders Choice
                                   Grand Award.

 J. Otis Winters          65       Mr. Winters has been the Chairman of the Board of                June 1995
                                   PWS Group, Inc. (formerly Pate, Winters & Stone,
                                   Inc.), a corporate consulting firm, since 1990.  He
                                   previously served as Executive Vice President and
                                   Director of The Williams Companies and Executive
                                   Vice President and Director of the First National
                                   Bank and Trust Co. of Tulsa, Oklahoma.  Mr. Winters
                                   currently serves on the Boards of Directors of AMX
                                   Corporation and NGC Corporation.  He is a
                                   registered professional engineer (Oklahoma).

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During the fiscal year ended December 31, 1997, the Board of Directors held four regular meetings, and four special meetings. Each of the directors attended at least 75% of all meetings held by the Board of Directors and all meetings of each committee of the Board of Directors on which such director served during the fiscal year ended December 31, 1997.

  The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

  The Executive Committee currently consists of Linda Walker Bynoe, Francesco Galesi, Robert L. Honstein, Arch K. Jacobson, Louis G. Munin and J. Otis Winters. The Executive Committee has all powers of the Board of Directors except for those which require action by all directors under the Articles or the Company's bylaws or under applicable law. The Executive Committee met three times during the fiscal year ended December 31, 1997.

  The Audit Committee is an advisory committee whose current members are Messrs. Munin, Honstein and Jacobson. The Audit Committee met four times during the fiscal year ended December 31, 1997. The function of the Audit Committee is to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and nonaudit fees and review the adequacy of the Company's internal accounting controls.

  The Compensation Committee currently consists of Ms. Bynoe, Mr. Galesi and Mr. Winters. The Compensation Committee recommends compensation for the Company's executive officers to the Board of Directors and administers the Company's Amended and Restated 1994 Stock Option Plan (the "Stock Option Plan"). The Compensation Committee met four times during the fiscal year ended December 31, 1997.

  The Nominating and Corporate Governance Committee currently consists of Ms. Bynoe and Messrs. Galesi, Honstein, Jacobson, Munin and Winters. The Nominating and Corporate Governance Committee selects the candidates for election as directors to be recommended to the Board of Directors for either filling vacancies that arise from time to time on the Board or for presenting to the stockholders at each annual meeting of stockholders. The committee also assists the Board of Directors in carrying out its responsibilities by reviewing corporate governance issues. The Nominating and Corporate Governance Committee met three times during the fiscal year ended December 31, 1997.

COMPENSATION OF DIRECTORS

  Directors who are not employees of the Company are paid a $15,000 annual retainer, with an additional $5,000 annual retainer being paid to each member of the Executive Committee (which amount is payable in shares of restricted stock) and an additional $5,000 annual retainer payable to each committee chairperson. In addition, each non-employee director receives a fee of $1,500 for attending each meeting of the Board of Directors and an additional fee of $1,000 for attending each committee meeting. Directors who are employees of the Company are not paid any director's fees. The Company may reimburse all directors for their travel expenses incurred in connection with attending meetings and their activities on behalf of the Company.

  The Stock Option Plan provides each director who is not an employee of the Company and who is serving as a director on such date with automatic annual grants of options to purchase 5,000 shares of Common Stock, within five days following each annual meeting of Stockholders. Each of the current non-employee directors was granted an option to acquire 5,000 shares of Common Stock in 1997. Each such non-employee director option is exercisable on the first anniversary of the date such option was granted. The exercise price of each such non-employee director option is the greater of the fair market value of the shares of Common Stock on the date of the grant or the average of the closing prices of the Common Stock on the 20 business days preceding the date of grant. Each non-employee director option will expire on the tenth anniversary of the date of the grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee consists of Ms. Bynoe and Messrs. Galesi and Winters, none of whom is a former or current officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as an officer, director or member of any entity, an executive officer or director of which is a member of the Compensation Committee.

                        EXECUTIVE OFFICERS AND DIRECTORS

  The executive officers of the Company serve at the discretion of the Board of Directors and are chosen annually by the Board of Directors at its first meeting following the annual meeting of Stockholders. The following table sets forth the names and ages of the executive officers and directors of the Company and the positions held with the Company by each individual.

     NAME                         AGE                        TITLE
     ----                         ---                        -----
EXECUTIVE OFFICERS
------------------
Michael E. Masterson  . . . . . . 55         Chairman of the Board of Directors
Marshall B. Edwards . . . . . . . 53         Chief Executive Officer, President, Chief Operating Officer and Director
Mark S. Dillinger . . . . . . . . 46         Executive Vice President, Chief Financial Officer and Director
Michael L. Collier  . . . . . . . 55         Executive Vice President of Property Management
Don R. Daseke . . . . . . . . . . 58         Chairman Emeritus
Maxwell B. Drever . . . . . . . . 57         Chairman Emeritus

INDEPENDENT DIRECTORS
---------------------
Linda Walker Bynoe  . . . . . . . 45         Director
Francesco Galesi  . . . . . . . . 67         Director
Robert L. Honstein  . . . . . . . 42         Director
Arch K. Jacobson  . . . . . . . . 70         Director
Louis G. Munin  . . . . . . . . . 64         Director
J. Otis Winters . . . . . . . . . 65         Director

EXECUTIVE OFFICERS

         For a description of the business experience of Messrs. Dillinger, Drever and Masterson, see "Election of Directors" above.

         Don R. Daseke has been a Director of the Company since its formation in September 1993 and Chairman of the Board of Directors and Chief Executive Officer of the Company from October 1993 to October 1997. In October 1997, Mr. Daseke resigned as Chairman of the Board and Chief Executive Officer and was elected as Chairman Emeritus of the Company. He has been the Chairman of the Board of Directors, President and Chief Executive Officer of Walden Group and its predecessor since 1974. Mr. Daseke is a Certified Public Accountant and a member of the American, Connecticut and New York Institutes of Certified Public Accountants, Chairman of the Board of Galapagos Studios, Inc., Chairman of the Board of Netier Technologies, Inc., Chairman of the Board of U.S. Telephone Holding, Inc., Director of Promise House and has served on the Board of Trustees of DePauw University since 1984.

         Marshall B. Edwards has been a Director and the Chief Acquisitions Officer of the Company since October 1993 and was elected President of the Company on June 8, 1995. On October 20, 1997, Mr. Edwards was elected as Chief Executive Officer of the Company. Prior to joining the Company, Mr. Edwards served as President of Westglen Realty Advisors, Inc. from 1992 to 1993. From 1988 to 1992, Mr. Edwards was Executive Vice President of NHP Real Estate Corporation and President of NHP Acquisition Corporation, both affiliates of NHP, Inc., one of the largest owners and operators of multifamily rental housing in the United States. His principal responsibilities at NHP included the acquisition, financing, asset management and disposition of non-subsidized rental apartments. Mr. Edwards was previously with Walden from 1983 to 1988 as Vice President of Acquisitions and later as President of Walden's management subsidiary.

         Michael L. Collier has been the Executive Vice President of Property Management of the Company since October 1997. He has also been President of Concierge Management Corporation, the management subsidiary of Drever since its formation in 1987. He was founder of that company in 1987, together with Mr. Drever. From 1983 to 1987, Mr. Collier was President of Midkiff Property Development Company, a management and development concern. A member of the National Multi Housing Council, Mr. Collier is also on the Board of Directors of the Houston Apartment Association.

INDEPENDENT DIRECTORS

         For a description of the business experience of Messrs. Galesi, Honstein and Winters, see "Election of Directors" above.

         Linda Walker Bynoe has been a Director of the Company since February 1994. Ms. Bynoe is the President and Chief Operating Officer of Telemat Ltd., a private investment and project management company located in Chicago, Illinois. She was previously with Morgan Stanley from 1978 to 1989 where she served as Vice President -- Capital Markets. Ms. Bynoe, a certified public accountant, was on the audit staff of Arthur Andersen & Co. from 1974 to 1976. She currently serves on the Boards of Directors of the American Odyssey Funds, Inc. and The Executives' Club of Chicago. Ms. Bynoe is also a Trustee of The Museum of Contemporary Art in Chicago and a member of The Economic Club of Chicago and The Financial Research and Advisory Committee of The Commercial Club. Ms. Bynoe's term as a director of the Company expires at the 2000 annual meeting of stockholders.

         Arch K. Jacobson is currently President of Jacobson-Berger Capital Group, Inc. Previously, Mr. Jacobson was Chairman and Chief Executive Officer of Union Pacific Realty Corporation (a subsidiary of Union Pacific Corporation) from 1986 to 1993. He was with the Real Estate Department of The Prudential Insurance Company from 1955 to 1980 and was President and Chief Executive Officer of the Prudential Development Company (a subsidiary of the Prudential Insurance Company) from 1982 to 1986. Mr. Jacobson is a member of the Urban Land Institute, a director of Patriot American Hospitality, Inc. and Chairman of the Board of Trustees of the University of Mary Hardin Baylor. Mr. Jacobson's term as a director expires at the 1999 annual meeting of stockholders.

         Louis G. Munin retired in 1989 as Executive Vice President and Chief Financial Officer of Lafarge Corporation (North America's largest cement manufacturer). Previously, he was with General Portland Cement from 1966 until it was acquired by Lafarge in 1981 where he served as Senior Vice President and Chief Financial Officer. Mr. Munin currently serves on the Boards of Directors of Lafarge Canada, Inc. and Chieftain International, Inc. and as a member of the Finance Council of the Catholic Diocese of Dallas. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Financial Executives Institute. Mr. Munin's term as a director expires at the 1999 annual meeting of stockholders.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information with respect to annual and long-term compensation for the periods ended December 31, 1997, 1996 and 1995, paid, or accrued with respect to, certain of the Company's executive officers (the "Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                   Long-Term
                                                      Annual                     Compensation
                                                   Compensation                     Awards
                                                   ------------                     ------
                                                                                  Securities
        Name and                                                    Other Annual  Underlying    All Other
    Principal Position         Year       Salary      Bonus        Compensation     Options   Compensation
    ------------------         ----      --------    --------      ------------    --------   ------------
Don R. Daseke(1)  . . . .      1997      $304,500    $  -0-              -         260,000     $ 4,750(2)
                               1996      $290,000    $150,000            -         170,000     $26,149(2)
                               1995      $239,885    $106,650      $13,000(4)       90,000     $ 9,368(2)

Marshall B. Edwards(3). .      1997      $260,900    $  -0-              -         190,000     $ 4,750(5)
                               1996      $240,000    $110,000            -         125,000     $ 7,220(5)
                               1995      $186,808    $ 83,050      $   188(4)       70,000     $ 2,583(5)

Mark S. Dillinger(6). . .      1997      $172,000    $  -0-              -         125,000     $ 4,208(5)
                               1996      $165,000    $ 59,000            -          75,000     $ 6,882(5)
                               1995      $134,923    $ 60,000      $   163(4)       50,000     $ 2,319(5)

--------------------

(1) Mr. Daseke was Chairman of the Board and Chief Executive Officer of the Company during the years ended December 31, 1996 and 1995 and for the period from January 1, 1997 to October 20, 1997.

(2) Amount includes 50% of the annual premium ($6,931 in 1995 and $19,095 in 1996) on a $5,000,000 life insurance policy insuring Mr. Daseke, with 50% of the death benefit being payable to Mr. Daseke's estate and the other 50% payable to the Company (the policy was cancelled July 1, 1997 and no premium was paid for 1997), and the Company's matching contribution ($2,437 in 1995, $7,054 in 1996 and $4,750 in 1997) under its 401(k) Plan.

(3) Mr. Edwards was President (from June 8, 1995 to present) and Chief Acquisitions Officer of the Company during the years ended December 31, 1995, 1996 and 1997. On October 20, 1997, Mr. Edwards was also elected as Chief Executive Officer of the Company.

(4) Represents the amount equal to the difference between the fair market value of the Common Stock and the purchase price of the Common Stock acquired by each of the Executive Officers pursuant to loans made by the Company in December 1995. See "Certain Relationships and Related Transactions."

(5) Represents the Company's matching contribution under its 401(k) Plan.

(6) Mr. Dillinger was the Executive Vice President and Chief Financial Officer of the Company for the years ended December 31, 1995, 1996 and 1997.

OPTION GRANTS

         The following table sets forth certain information with respect to the issuance of options granted to the Executive Officers during the fiscal year ended December 31, 1997 under the Stock Option Plan.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR



                                             INDIVIDUAL GRANTS
                         ------------------------------------------------------------
                                                                                         POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF       PERCENT OF                                        ASSUMED ANNUAL RATES OF
                         SECURITIES         TOTAL        EXERCISE                        STOCK PRICE APPRECIATION FOR
                         UNDERLYING        OPTIONS        PRICE                                OPTION TERM (1)
                          OPTIONS         GRANTED TO       PER           EXPIRATION      -----------------------------
       NAME               GRANTED         EMPLOYEES       SHARE             DATE              5%           10%
       ----              ---------        ---------   --------------   --------------    ----------------------------
Don R. Daseke(2). . . . .  60,000            25.1         $26.00           10/02         $   431,000    $    952,400

                          200,000            13.3         $25.25           10/02         $ 1,395,200    $  3,083,100

Marshall B. Edwards(3). .  40,000            16.7         $26.00            2/07         $   654,100    $  1,657,500
                          150,000            10.0         $25.25           10/07         $ 2,381,900    $  6,036,300

Mark S. Dillinger(3). . .  25,000            10.4         $26.00             2/07        $   408,800    $  1,035,900
                          100,000            6 .6         $25.25           10/07         $ 1,588,000    $  4,024,200

------------------
(1) "Potential Realizable Value" is disclosed in response to Securities and Exchange Commission rules, which require such disclosure for illustrative purposes only, and is based on the difference between the potential market value of shares issuable (based upon assumed appreciation rates) upon exercise of such Options and the exercise price of such Options. The values disclosed are not intended to be, and should not be interpreted by investors as, representations or projections of future value of the Company's stock or of the stock price.
(2) The options were granted on February 5, 1997 and October 1, 1997 and became fully vested on October 20, 1997.
(3) The options were granted on February 5, 1997 and October 1, 1997 and vest in equal increments on each of the first four anniversaries of their date of grant.


OPTION EXERCISES AND YEAR-END OPTION VALUES

         The following table sets forth certain information concerning the value of the unexercised options as of December 31, 1997 held by the Executive Officers. No options were exercised by the Executive Officers during the fiscal year ended December 31, 1997.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                     Number of Securities
                                          Underlying                     Value of Unexercised
                                          Unexercised                        in-the-Money
                                     Option/SARs at Fiscal              Options/SARs at Fiscal
                                           Year-End                           Year End(1)
                                 ----------------------------      ------------------------------
              Name               Exercisable    Unexercisable      Exercisable      Unexercisable
              ----               -----------    -------------      -----------      -------------
 Don R. Daseke                    720,000            -0-            $  2,598,125    $        -0-
 Marshall B. Edwards              130,000        340,000            $  752,340      $    794,530
 Mark S. Dillinger                 81,250        218,750            $  471,720      $    502,650

------------------------
(1) The fair market value on December 31, 1997 of the Common Stock underlying the options was $25.50 per share.

EMPLOYMENT AGREEMENTS

         Each of Messrs. Edwards and Dillinger has entered into an employment agreement with the Company that expires on October 20, 2002 and February 5, 2002, respectively, and each of Messrs. Masterson, Collier and Drever has entered into an employment agreement with the Company that expires on October 1, 2002 (collectively, the "Employment Agreements"). The Employment Agreements provide annual salaries for each of such executives, subject to increase at the discretion of the Board of Directors. The Employment Agreements for Mr. Masterson and

Mr. Collier grant such executives the right, on the third and fourth anniversaries of the date of execution (October 1, 1997), respectively, to resign as an officer of the Company and to be engaged as a consultant for the remainder of the term of the Employment Agreement. Pursuant to the terms of the Settlement and Employment Agreement entered into between the Company and Mr. Daseke in connection with his resignation as Chairman of the Board and Chief Executive Officer of the Company, Mr. Daseke is to serve as Chairman Emeritus of the Company until October 2000. Mr. Daseke's agreement does grant him the option, exercisable for a sixty-day period commencing on January 1, 1999, to resign as an officer of the Company and to be engaged as a consultant for the remainder of the term of the agreement.

         Under the terms of the respective Employment Agreements (other than Mr. Daseke's), if the covered executive's employment with the Company is terminated by the Company other than for "cause" (as defined in the Employment Agreement) or by "constructive discharge" (as defined in the Employment Agreement), the terminated executive will be entitled to receive an amount equal to the highest annualized rate of salary prior to the date of termination. The Employment Agreements also provide that the covered executive may terminate his employment for any reason upon 30 days' prior written notice. In the event of such a termination, the Company will be obligated to pay the executive the compensation due him up to the effective date of termination.
The Employment Agreements also provide for the payment of severance compensation in an amount equal to 2.99 times the Executive Officer's compensation (which includes both salary and any cash bonus) in the event the Executive Officer is terminated without cause or by constructive discharge within three years following a "change in control" (as defined in the Employment Agreements).


                      REPORT OF THE COMPENSATION COMMITTEE
                       ON EXECUTIVE OFFICER COMPENSATION


         The following report of the Compensation Committee of the Company's Board of Directors (the "Committee") and the performance graph that appears immediately after such report shall not be deemed to be soliciting material or filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any document so filed.

COMMITTEE RESPONSIBILITIES

         The Committee is responsible for establishing, overseeing and approving the Company's policy regarding overall compensation, management development and performance appraisal. The Committee, composed entirely of independent, non-employee directors, has specific responsibility for the compensation of the Executive Officers and recommends, on an annual basis, to the Board of Directors compensation for the Chief Executive Officer and the other Executive Officers who report directly to him. The Committee is also responsible for administering the Stock Option Plan.

         The Committee serves pursuant to a charter adopted by the Board of Directors which, among other things, directs the Committee to assure the Board of Directors that the officers and key management personnel are effectively compensated in terms of salaries, supplemental compensation and benefits. This responsibility includes a continuing evaluation to determine whether the Company's overall compensation is internally equitable, externally competitive and that such compensation provides stockholder value.

GENERAL COMPENSATION POLICIES

         The Committee's philosophy for compensating executive officers is that an incentive based compensation system tied to the Company's financial performance and stockholder return will best align the interests of its executive officers with the objectives of the Company and its stockholders. In accordance with this philosophy, the Committee oversees the implementation of a compensation system designed to meet the Company's financial objectives by making a significant portion of an executive officer's compensation dependent upon both the Company's and such executive's performance. The Committee bases its compensation program on the following principles:

         o Compensation levels are evaluated using surveys and analyses of the real estate investment trust ("REIT") industry and of a selected group of peer companies.

         o The Company's executive compensation program consists of the following elements:

                 (i) a base salary which results from an assessment of each executive's level of responsibility and experience, individual performance and contributions to the Company;

                 (ii) annual incentives that are directly related to the performance of the executive's department and the financial performance of the Company as a whole; and

                 (iii) grants of stock options designed to motivate individuals to enhance long-term profitability of the Company and the value of the Common Stock.

         o Incentive compensation is designed to reward the achievement of both short and long-term Company objectives.

         o The Company's executive compensation program provides significant equity-based, long-term incentives that encourage the long-term ownership of Common Stock in order to provide a mutuality of interests between the executive officers and the Company's stockholders.

         The process used by the Committee in evaluating executive compensation is also based upon the Committee's subjective judgment and takes into account both qualitative and quantitative factors in determining an executive officer's compensation level. At the end of each fiscal year, the Committee reviews annual salary and bonus proposals made under the direction of the Chief Executive Officer and then recommends, with any modifications it has deemed appropriate, such proposals to the full Board of Directors for its approval.

BASE SALARY

         Each of the Executive Officers has entered into an employment agreement with the Company, which employment agreements are described under the caption "Employment Agreements" contained in this Proxy Statement. Pursuant to the terms of such employment agreements, the base salary levels of the Executive Officers are to be reviewed and determined annually by the Committee. Recommendations for compensation of the Executive Officers are provided by the Chief Executive Officer after annual evaluations of individual contributions to the business of the Company are held with each Executive Officer. No formal performance ratings are assigned as a result of this performance evaluation process. The Committee generally believes that, in order to attract and retain qualified executives, it is necessary to provide market competitive compensation. Accordingly, the base salary of each Executive Officer is determined from a market competitive and performance based evaluation of the responsibilities of the position held and the experience of that particular individual compared to other companies of similar size and complexity in the same industry. To assess market compensation levels, the Committee relies on REIT industry analyses and reports, as well as reports and analyses prepared by independent third party consultants.

ANNUAL INCENTIVES

         Executives are also eligible for annual incentive awards, designed to make a significant part of an executive's annual compensation contingent upon the achievement of certain performance targets. The Executive Officers participate in a bonus incentive program under which the individual executives are eligible for annual cash bonuses. Bonuses are determined primarily on the basis of a comparison of actual performance against pre-established goals and
are, in part, based on the discretion of the Committee.   For 1997 bonus
awards, the Committee considered the following performance measures: (i) achieving a specific level of funds from operations (which industry analysts generally consider to be an appropriate measure of the performance of an equity
REIT); (ii) strengthening the Company's capital structure; and (iii) producing a total return (stock price change plus dividends paid) to stockholders which exceeds that of certain of Walden's peers (which for purposes of the Committee's analysis consisted of Ambassador Apartments, Inc., AMLI Residential Properties Trust, Apartment Investment and Management Company, Berkshire Realty Company, Inc., Camden Property Trust, Columbus Realty Trust, Equity Residential Properties Trust, Mid-America Apartment Communities, Inc., Security Capital Pacific, Inc. and United Dominion Realty Trust). The maximum amount available for payment of annual incentive awards to all the Executive Officers has been established at 50% of the executive group's aggregate base compensation. Individual bonus awards can vary from an Executive Officer receiving no bonus to up to 100% of an Executive Officer's base salary. No cash bonuses were paid to the Executive Officers for 1997 because the performance measures were not met. As a result of other significant contributions made to increase stockholder value in 1997, the Committee in its discretion granted a special bonus in the form of 3,000 shares of restricted Common Stock to Mr. Edwards and 1,000 shares of restricted Common Stock to Mr. Dillinger under the Company's Long-Term Incentive Plan.

LONG-TERM INCENTIVES

         In keeping with the Committee's philosophy to provide long-term incentives to executive officers and other key employees, stock options are granted at the then existing fair market value to executive officers and other key employees on a periodic basis. The Committee establishes the number of options granted based upon REIT industry data and upon each individual's base salary.

CEO PERFORMANCE EVALUATION

         The Committee recommends to the Board of Directors for its approval the compensation for all executives, including the Chief Executive Officer (the "CEO"). In determining the CEO's salary for 1997, the Committee compared the CEO's salary to that of the chief executive officers of Walden's peers set forth above and set the CEO's salary at a rate competitive with other chief executive officers with comparable duties. The CEO received no cash bonus for 1997.

TAX CONSIDERATIONS

         The Committee has reviewed the federal tax legislation which makes certain "non-performance based" compensation to certain executive officers in excess of $1,000,000 non-deductible to the Company. While none of the Executive Officers of the Company currently receives performance-based compensation at or near the $1,000,000 maximum, the Committee has carefully considered the impact of this tax legislation and has taken steps which are designed to minimize its future effect, if any.

                             Linda Walker Bynoe
                             Francesco Galesi*
                             Louis G. Munin**
                             J. Otis Winters*

--------------------
*    Mr. Galesi and Mr. Winters were appointed to the Committee in June 1997.
**   Mr. Munin served on the Committee until June 1997.

                            STOCK PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Common Stock, with the cumulative total return of the S&P 500 Index and the Company's peer group (the "Walden Peer Group"), assuming the investment of $100 on February 2, 1994 (the date the Common Stock began trading) and the reinvestment of dividends. The companies in the Walden Peer Group are as follows: AMLI Residential Properties Trust, Apartment Investment and Management Company, Avalon Properties, Inc., Berkshire Realty Company, Camden Property Trust, Equity Residential Properties Trust, Merry Land & Investment Company, Inc., Mid-America Apartment Communities, Inc., Post Properties Inc., Security Capital Atlantic, Inc., Security Capital Pacific Trust and United Dominion Realty Trust.


                     COMPARISON OF CUMULATIVE TOTAL RETURN
                        AMONG THE COMPANY, S&P 500 INDEX
                             AND WALDEN PEER GROUP


                     WALDEN RESIDENTIAL PROPERTIES, INC.

                        [TOTAL RETURN PERFORMANCE GRAPH]



                                                                      PERIOD ENDING
                                        ------------------------------------------------------------------------
INDEX                                   2/2/94          12/31/94        12/31/95        12/31/96        12/31/97
----------------------------------------------------------------------------------------------------------------
Walden Residential Properties, Inc.     100.00             98.03          126.02          163.46          181.03
S&P 500                                 100.00             97.88          134.66          165.44          220.65
Walden Peer Group                       100.00            106.82          119.46          157.79          179.99

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         On March 2, 1998, the Company issued to Marshall B. Edwards, Michael
E. Masterson and Michael L. Collier, 45,000 shares, 20,202 shares and 15,000 shares, respectively, of Common Stock, at a purchase price of $24.75 per share (the closing price on the New York Stock Exchange on such date). Additionally, on such date Mr. Edwards and Mark S. Dillinger acquired an additional 5,000 shares and 5,175 shares, respectively, of Common Stock upon the exercise of vested options at a price of $19.25 per share. Each officer acquiring such shares (other than Mr. Dillinger) paid 10% of the purchase price in cash (5% in the case of Mr. Dillinger) with the remaining 90% of the purchase price (95% in the case of Mr. Dillinger) being evidenced by notes payable to the Company bearing interest at 7% per annum, payable quarterly, and due in February 2003. These notes are secured by the shares purchased and are recourse as to the principal amount to each of such officers. At March 31, 1998, Messrs. Edwards, Masterson, Dillinger and Collier had balances of $1,089,000, $450,000, $94,638 and $334,125, respectively, under these notes.

         In addition, in connection with Mr. Daseke's resignation as Chairman of the Board and Chief Executive Officer of the Company, the Company entered into a Settlement and Employment Agreement with Mr. Daseke as of October 20, 1997, pursuant to which Mr. Daseke is employed as Chairman Emeritus of the Company for a period ending on October 20, 2000, unless earlier terminated by Mr. Daseke or the Company pursuant to the terms of such agreement (see "Executive Compensation -- Employment Agreements"). Pursuant to the terms of such agreement, the Company accelerated the vesting of all then unvested options held by Mr. Daseke and, effective October 20, 2000, all restrictions on the transfer of the 30,000 shares of restricted Common Stock previously issued to Mr. Daseke under the Company's Long-Term Incentive Plan shall lapse.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table and the notes thereto set forth certain information with respect to the beneficial ownership of shares of Common Stock, as of March 31, 1998 (except as noted in the footnotes to such table), by each person or group within the meaning of Section 13(d)(3) of the Exchange Act who is known to the management of the Company to be the beneficial owner of more than five percent of the outstanding Common Stock of the Company:


                                                           NUMBER OF
                                                             SHARES
            NAME AND ADDRESS                              BENEFICIALLY            PERCENT
           OF BENEFICIAL OWNER                               OWNED               OF CLASS
           -------------------                           --------------          --------
Don R. Daseke(1)  . . . . . . . . . . . . . . . . .      1,592,208  (2)            8.23%
Morgan Stanley, Dean Witter, Discover & Co.   . . .      1,241,450  (3)            6.66%
  1585 Broadway
  New York, New York   10036

--------------------
(1) The business address of such person is 5430 LBJ Freeway, Suite 1600, Dallas, Texas 75240.

(2) Includes 524,905 shares of Common Stock owned of record by The Walden Group, Inc., of which Mr. Daseke is the holder of 90% of the common stock and the sole director, 720,000 shares of Common Stock which Mr. Daseke has the right to acquire through the exercise of options granted pursuant to the Stock Option Plan and 30,000 shares of restricted Common Stock issued under the Company's Long-Term Investment Plan, which shares may not be transferred until October 20, 2000.

(3) This information is provided in reliance on a Schedule 13G filed with the SEC on or about February 12, 1998 by Morgan Stanley, Dean Witter, Discover & Co.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table and the notes thereto set forth certain information with respect to the beneficial ownership of shares of Common Stock of the Company, as of March 31, 1998, by each director, each nominee for director, each executive officer of the Company and by all executive officers and directors as a group:

                  Name and Address of                           Number of Shares                  Percent
                Beneficial Owner(1) (2)                        Beneficially Owned                of Class
                -----------------------                        ------------------                ---------
 Marshall B. Edwards . . . . . . . . . . . . . . . .             300,686  (3)                      1.60
 Michael S. Masterson  . . . . . . . . . . . . . . .              20,202                            (4)
 Mark S. Dillinger . . . . . . . . . . . . . . . . .             174,095  (5)                       (4)
 Michael L. Collier  . . . . . . . . . . . . . . . .              15,000                            (4)
 Maxwell B. Drever . . . . . . . . . . . . . . . . .              12,121                            (4)
 Don R. Daseke . . . . . . . . . . . . . . . . . . .           1,592,208  (6)                      8.23
 Linda Walker Bynoe  . . . . . . . . . . . . . . . .              18,252  (7)                       (4)
 Francesco Galesi  . . . . . . . . . . . . . . . . .             722,940  (8)                      3.88
 Robert L. Honstein  . . . . . . . . . . . . . . . .                 -                               -
 Arch K. Jacobson  . . . . . . . . . . . . . . . . .              21,600  (7)                       (4)
 Louis G. Munin  . . . . . . . . . . . . . . . . . .              21,000  (7)                       (4)
 J. Otis Winters . . . . . . . . . . . . . . . . . .              16,000  (9)                       (4)
 All Directors and Executive Officers (12 persons) .           2,914,104                          14.77

--------------------
(1) The business address of the persons named above is c/o Walden Residential Properties, Inc., 5080 Spectrum Drive, Suite 1000 East, Dallas, Texas 75248.

(2) Except as otherwise indicated, (i) the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, and (ii) none of the shares shown in this table or referred to in the footnotes hereto are shares of which the persons named in this table have the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) promulgated under the Exchange Act.

(3) Includes 198,750 shares of Common Stock which Mr. Edwards has the right to acquire through the exercise of options granted pursuant to the Stock Option Plan, 20,000 shares of restricted Common Stock granted under the Company's Long-Term Incentive Plan, which shares may not be transferred until February 12, 2001, at which time the transfer restrictions on 40% of such shares lapse and the restriction on 10% of the remaining shares lapses each year thereafter until February 12, 2007 (the "Officer Restricted Shares") and 3,000 shares of restricted Common Stock granted under the Company's Long-Term Incentive Plan, which shares may not be transferred until February 4, 1999, at which time the transfer restriction on one-third of such shares lapses and the restriction on half of the remaining shares lapses in each of the two years thereafter (the "Bonus Shares").

(4)  Less than 1%.

(5) Includes 122,325 shares which Mr. Dillinger has the right to acquire through the exercise of options granted pursuant to the Stock Option Plan, 10,000 Officer Restricted Shares and 1,000 Bonus Shares.

(6) Includes 524,905 shares of Common Stock owned of record by Walden Group, of which Mr. Daseke is the holder of 90% the common stock and the sole director, 720,000 shares which Mr. Daseke has the right to acquire through the exercise of options granted pursuant to the Stock Option Plan and 30,000 shares of restricted Common Stock issued under the Company's Long-Term Incentive Plan, which shares may not be transferred until October 30, 2000.

(7) Includes 15,000 shares of Common Stock which such person has the right to acquire through the exercise of options granted pursuant to the Stock Option Plan and 1,000 shares of restricted Common Stock granted under the Company's Long-Term Incentive Plan, one-third of which are currently transferable and the transfer restrictions lapse on half of the remaining shares on February 12, 1999 and the other half on February 12, 2000 (the "Director Restricted Shares").

(8) Consists of 711,940 shares of Common Stock which entities controlled by Mr. Galesi have the right to acquire pursuant to the conversion of partnership interests held in Walden Operating Partnership, L.P., a Georgia limited partnership and an affiliate of the Company ("Walden Operating Partnership"), 10,000 shares of Common Stock which Mr. Galesi has the right to acquire through the exercise of options granted pursuant to the Stock Option Plan and 1,000 Director Restricted Shares. The Galesi entities acquired such partnership interests in connection with the sale of the controlling interest in the predecessor to the Walden Residential Operating Partnership to the Company in June 1995. See "Certain Relationships and Related Transactions -- The Galesi Acquisition."

(9) Includes 10,000 shares of Common Stock which Mr. Winters has the right to acquire through the exercise of options granted pursuant to the Stock Option Plan and 1,000 Director Restricted Shares.

                   II.  RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors has selected, upon recommendation of its Audit Committee, Deloitte & Touche as the Company's independent auditors for the fiscal year ending December 31, 1998. Deloitte & Touche has served as the independent auditors of the Company (including its predecessors) since 1979.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires that Company directors, executive officers and persons who own more than 10% of the Common Stock file initial reports of ownership and reports of changes in ownership of Common Stock with the SEC. Officers, directors and stockholders who own more than 10% of the Common Stock are required by the SEC to furnish the Company with copies of all Section 16(a) reports they file.

         To the Company's knowledge, based solely on the review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, the Company's officers, directors and 10% stockholders complied with all
Section 16(a) filing requirements applicable to them.

                            INDEPENDENT ACCOUNTANTS

         Deloitte & Touche served as the Company's independent accountants for the fiscal year ended December 31, 1997. A representative of Deloitte & Touche will be present at the Meeting to answer any appropriate questions and to make a statement if he desires to do so.


                             STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the 1999 annual meeting of stockholders of the Company must be received by the Secretary of the Company at the Company's principal executive office no later than December 28, 1998, in order to be included in the proxy statement and form of proxy for such meeting.

                            EXPENSES OF SOLICITATION

         The expense of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by the directors, officers and employees of the Company by other means, including telephone, telecopy or in person. No special compensation will be paid to directors, officers or employees for the solicitation of proxies. To solicit proxies, the Company also will request the assistance of banks, brokerage houses and other custodians, nominees or fiduciaries, and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding soliciting materials to their principals and in obtaining authorization for the execution of proxies. Corporate Investor Communications has been retained to assist in the solicitation of proxies for a fee not to exceed $3,500, plus reimbursement of out-of-pocket expenses. No officer or director of the Company has an interest in, or is related to any principal of, Corporate Investor Communications.

                                 OTHER MATTERS

         The management of the Company is not aware of any other matters to be presented for action at the Meeting; however, if any such matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.


                                   By Order of the Board of Directors,




                                   EDWARD H. HATZENBUEHLER
                                   Secretary

April 27, 1998
Dallas, Texas


         STOCKHOLDERS ARE URGED, REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY OWNED, TO DATE, SIGN AND RETURN THE ENCLOSED PROXY. YOUR COOPERATION IN GIVING THESE MATTERS YOUR IMMEDIATE ATTENTION AND IN RETURNING YOUR PROXY PROMPTLY IS APPRECIATED.

                                REVOCABLE PROXY

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     OF WALDEN RESIDENTIAL PROPERTIES, INC.


         The undersigned hereby appoint(s) Marshall B. Edwards and Mark S. Dillinger, or either of them, with full power of substitution and resubstitution, proxies of the undersigned, with all of the powers that the undersigned would possess if personally present, to cast all votes which the undersigned would be entitled to cast at the Annual Meeting of Stockholders (the "Annual Meeting") of Walden Residential Properties, Inc. (the "Company") to be held on Thursday, June 4, 1998, at the Hotel Inter-Continental, 15201 Dallas Parkway, Dallas, Texas, commencing at 10:00 a.m., local time, and any and all adjournments thereof, including (without limiting the generality of the foregoing) to vote and act as follows:

  1.   Election of directors.

[ ]    FOR the nominees listed below    [ ]   WITHHOLD AUTHORITY to
       (except as indicated to the            vote for the nominees listed below
       contrary)

       Mark S. Dillinger          Maxwell B. Drever         Francesco Galesi
       Robert L. Honstein         Michael E. Masterson      J. Otis Winters

    Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) here:
                        ------------------------------------------------------

------------------------------------------------------------------------------


  2. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 1998.


             [ ]   FOR         [ ]   AGAINST         [ ]  ABSTAIN

         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. THIS PROXY WILL BE VOTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, IN THE EVENT NO INSTRUCTIONS ARE SET FORTH, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2. This proxy hereby revokes all prior proxies given with respect to the shares of the undersigned.

         Your Board of Directors unanimously recommends that you vote FOR each of the nominees for director and FOR Proposal 2. Accordingly, please complete, sign, date and return this proxy in the envelope provided for such purpose. No postage is required for mailing in the United States.



Date:                 , 1998
         -------------                 --------------------------------------
                                                      Signature(s)



                                       IMPORTANT:  Please date this proxy and
                                       sign exactly as your name appears to the left. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.